EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

Assumption Agreement dated December 30, 2010 by and among Northern Trust Investments, N.A. and Northern Trust Investments, Inc. is hereby incorporated by reference to Exhibit (d)(27) to Post-Effective Amendment No. 66 filed on March 2, 2011 (Accession No. 0001193125-11-053509).